Exhibit 99.1

UV Flu Technologies Strengthens Board With New Appointments

CENTERVILLE, MA -- (Marketwire) -- 01/06/10 -- UV Flu Technologies, Inc. (OTCBB: UVFT) (the "Company") is pleased to announce the appointments of Dr. Dennis J. Rosen, M.D., FAAP and Mr. Roger Nelsen as the newest members of our Board of Directors.

Dr. Rosen is a Developmental Pediatrician teaching at UMASS Medical Center in Worcester and in private practice in Amherst, Massachusetts. He has been the Director of Developmental Clinics in multiple community hospitals in Western Massachusetts since his training at the State University of New York at Buffalo, where he earned his medical degree. Dr. Rosen completed his residency at Boston City Hospital and post-graduate developmental pediatric training at Children's Hospital Medical Center in Boston (1976). Dr. Rosen is a nationally known speaker and advisory board member to numerous international pharmaceutical companies.

Mr. Nelsen brings over 36 years of experience in the medical equipment and health care sector. Since 1996 he was Senior Vice President at Eco-Rx, Inc., a company specializing in the air purification industry. Prior to that, he was the principle of Nelsen & Associates, an independent health care sales and consulting organization. From 1980-1991 he held senior positions with medical equipment manufacturers Retec, USA and Everest & Jennings. His highly successful career in the sector began in 1973 with a lengthy period at several divisions of Johnson & Johnson. Mr. Nelsen was educated at the University of Connecticut, with a B.S. in Business Administration.

Company President & CEO John J. Lennon states, "We are extremely pleased by the appointments of Dennis and Roger to our Board. They bring a combined wealth of knowledge and oversight experience that will assist us immensely as we grow the business. We look forward to their input and are looking forward to working closely with them as we begin to expand our reach into the marketplace."

Further details regarding the appointments are filed as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About UV Flu Technologies, Inc. (OTCBB: UVFT)

UV Flu Technologies is an innovative developer, manufacturer and distributor of bio technology products initially targeting the rapidly growing Indoor Air Quality ("IAQ") industry sector (over $7.7 billion in 2008). The Company manufactures the UV 400 VIRAGUARD, which utilizes high-intensity germicidal ultraviolet radiation (UV-C) inside a killing chamber that goes beyond filtration to actually trap and destroy harmful microbes including Influenza A and H1N1 at rates exceeding 99.2% on a first-pass basis. The FDA has issued a coveted Class II medical listing that enables UV Flu Technologies to market the product as a medical device.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Exhibit 99.1

ON BEHALF OF THE BOARD

UV Flu Technologies, Inc.
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John J. Lennon, President & CEO

Investor Information:
Boundary Point Investor Relations, Inc.
Toll-Free: 1-888-355-8838

Source: Marketwire (January 6, 2010 - 9:00 AM EST)

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